Preserver Partners

CODE OF ETHICS

September 2021

THIS CODE OF ETHICS (THE “CODE”) IS THE PROPERTY OF PRESERVERPARTNERS, LLC. (THE “FIRM”) AND MUST BE RETURNED TO THE FIRM SHOULD AN EMPLOYEE’S ASSOCIATION WITH THE FIRM TERMINATE FOR ANY REASON. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL AND SHOULD NOT BE REVEALED TO THIRD PARTIES.

Table of Contents Page

1	Introduction and Statement of General Policy	3
2	Oversight	4
3	Insider Trading	6
4	Personal Trading	9
5	Political Contributions	15
6	Gifts and Entertainment	17
7	Outside Business Activities	19
8	“Bad Actor” Disqualification Rule	19
9	Disclosure on Portfolio Holdings	21
10	Confidentiality of Client Information	21
11	Service as an Officer or Director	22
12	Records	23
13	Administration of the Code	23

Schedule I – Preserver Access Persons

Schedule II – Preserver Advised Funds

Appendix A - New Brokerage Account Form

Appendix B – Trade Pre-clearance Approval Request Form Appendix C - Personal Securities Holdings Disclosure Appendix D - Quarterly Transaction Report

Appendix E – Political Contribution Pre-clearance Form Appendix F - New Hire Political Contributions Disclosure Form Appendix G - Gifts and Entertainment Disclosure Form Appendix H - Quarterly Disclosures Form

Appendix I – Outside Business Activity Form Appendix J - “Bad Actor” Questionnaire Appendix K - Code of Ethics Policy Attestation

1	INTRODUCTION AND STATEMENT OF GENERAL POLICY

Preserver is an SEC-registered investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). The Advisers Act Code of Ethics Rule requires SEC-registered investment advisers to adopt a written code of ethics. This Code of Ethics (the “Code”) has been adopted by Preserver Partners, LLC (“Preserver” or the “Firm”).

The Firm is an investment adviser to private investment companies (“Private Funds”) that are exempt from registration under 3(c)(1) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), one mutual fund registered with the SEC as open-end management investment company (“Registered Fund” and collectively “Preserver Funds” or “Funds”), and a separately managed account (“SMA”). All portfolios advised by the Firm shall collectively be hereinafter referred to as Client Accounts.

This Code establishes rules of conduct for all partners, officers, directors (and other persons occupying a similar status or performing similar functions), and all employees of Preserver, as well as any other person who provides investment advice on behalf of Preserver and is subject to the Firm’s supervision and control (each an “Access Person” or “Employee”). Interns, consultants and temporary and/or contract employees who work at the Firm more than fourteen (14) consecutive calendar days shall be “Access Persons” for all purposes of this Code.

A list of the Firm’s Access Persons is attached as Schedule I. The Firm’s Chief Compliance Officer (the “CCO”) shall update Schedule I promptly when employees join or leave the Firm or if an employee’s role or title changes.

This Code is designed to, among other things, address certain conflicts of interest and to govern personal securities trading activities in the accounts of employees, immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that Preserver and its employees owe a fiduciary duty to Preserver's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

This Code is designed to ensure high ethical standards of the Firm. The purpose of the Code is to preclude activities, which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Preserver. The Code does not address every possible situation that may arise. Consequently, every employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of this Code to the attention of the CCO. Employees are urged to seek the advice of the CCO for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of this Code may constitute grounds for disciplinary action, including termination of employment with Preserver.

Standard of Conduct

Compliance with this Code involves more than acting with honesty and good faith alone. It means that Preserver has an affirmative duty of utmost good faith to act solely in the best interest of its clients. The Firm and its Access Persons must comply with all applicable federal and state laws, rules and regulations and are prohibited from:

•	Engaging in fraudulent, deceptive or manipulative conduct;
•	Employing any device, scheme or artifice to defraud; or
•	Making any untrue statement of a material fact or omit to state a material fact necessary in order to make statements made, in light of the circumstances under which they are made, not misleading.

The Firm and all employees are subject to the following specific fiduciary obligations when dealing with clients:

•	The duty to have a reasonable, independent basis for the investment advice provided;
•	The duty to obtain best execution for the Funds where Preserver is in a position to direct brokerage transactions for the client;
•	The duty to ensure that investments are suitable and meet the Funds’ objectives; and
•	A duty to be loyal to all clients.

It is the Firm’s policy that all Access Persons act in good faith and in the best interests of the Firm at all times. To this end, Access Persons must not put themselves or the Firm in a position that would create even the appearance of a conflict of interest. If an Access Person has any doubts or questions about the appropriateness of any interests or activities, he/she should contact the Firm’s CCO for guidance. Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the Firm’s CCO so that a determination may be made as to whether such interest or activity should be disposed of, discontinued or limited.

Additionally, an Access Person must advise the Firm’s CCO immediately if the Access Person is, or believes he/she may become, a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

The provisions of this Code are not all-inclusive. Rather, they are intended as a guide for employees of in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO. The CCO may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of a client(s) will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of and/or the interests of employees.

This Code should be read in conjunction with the Firm’s Supervisory Procedures and Compliance Manual (the “Manual”).

2	OVERSIGHT

Initial Certification

All supervised persons will be provided with a copy of the Code upon employment with the Firm and must complete the Code of Ethics Policy Attestation (Appendix L) within ten (10) calendar days of employment, certifying that the Access Person has: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; and (iii) agree to abide by the Code.

Acknowledgement of Amendments

All Access Persons will receive any amendments to the Code and must complete a Code of Ethics Policy Attestation within fourteen (14) calendar days of the receipt of an updated version of the Code, certifying to the CCO that the Access Person has: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Certification

All Access Persons must annually complete a Code of Ethics Policy Attestation certifying to the CCO that the Access Person has: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.

Supervised persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

Reporting Violations

All supervised persons shall promptly report to the Firm’s CCO any apparent or suspected violation of the Code. Such report may be submitted anonymously. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code. The CCO shall promptly report to the Firm’s President, any reported apparent or suspected violation of the Code. Such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. The President shall consider reports made hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the Firm.

The CCO shall maintain a written log (a “Compliance Infractions Log”) of any material infractions of the Code and/or the Manual by an Access Person and shall ensure that the President reviews the log at least monthly. The Compliance Infractions Log will note: (i) the date of the infraction; (ii) the name(s) of the employee(s) involved; (iii) the specific policy and/or procedures involved; (iv) details of the infraction; and (v) comments, resolution and follow-up.

In the event that the Firm’s CCO is involved in the violation being reported or if the CCO is unreachable, supervised persons may report any apparent violation of the Code to the President.

Violations of the Code include, but are not limited to the following:

•	Noncompliance with applicable laws, rules, and regulations;
•	Fraud or illegal acts involving any aspect of the Firm’s business;
•	Material misstatements in regulatory filings, internal books and records, clients’ records or reports;
•	Activity that is harmful to clients, including fund shareholders; and
•	Deviations from required controls and procedures that safeguard clients and the firm.

Sanctions

If it is determined that an Access Person has committed a violation of the Code, the President (with input from the CCO) may impose sanctions and/or take other action as deemed appropriate by them. These sanctions may include, but are not limited to, disgorgement of profits, filing criminal or civil penalties, a letter of caution or warning, suspension or termination of employment, and/or notification to the SEC and/or other relevant regulators of the violations.

CCO’s Pre-clearance Requests

The President will provide pre-clearances and all other required reviews and approvals for the CCO’s personal trading activities, affirmations and attestation and all other matters under this Code.

Delegation of Certain Compliance Functions

The CCO may delegate certain compliance duties to another qualified employee or to an outside consulting firm; provided, however, that the CCO shall remain personally responsible for ensuring that any activities delegated to another employee and/or an outside compliance consulting firm are carried out in a timely way and in accordance with the standards set forth in this Code. Upon any such delegation, all references to the CCO in this Code shall include, where applicable, any designee of the CCO, including any agent of an outside compliance consulting firm to the extent that activities required under this Code have been delegated to the outside consulting firm.

3	INSIDER TRADING

The term “insider trading” generally means one or more of the following activities:

•	Trading by an insider while in possession of MNPI;
•	Trading by a non-insider while in possession of MNPI, where the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated;
•	Recommending the purchase or sale of securities while in possession of MNPI; or
•	Communicating MNPI to others (i.e., “tipping,” see below).

Penalties for Insider Trading

Trading securities while in possession of MNPI or improperly communicating that information to others may expose an Access Person to stringent penalties, including civil injunctions, fines and jail terms. A person may be subject to penalties even if he or she does not personally benefit from the violation. The SEC can also recover profits gained or losses avoided through insider trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring the Access Person from the securities business. An Access Person can also be sued by investors seeking to recover damages for insider trading. In addition, any violation of the Code’s Insider Trading Policy can result in serious sanctions by the Firm, including termination of employment.

Definitions

Material Information

Information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but not limited to, earnings information; mergers and acquisitions and tender offers; significant changes in assets; and significant new products or discoveries.

Non-public Information

Information is considered “non-public” if it has not been broadly disseminated to investors in the marketplace. Direct evidence of dissemination is the best indication that information is “public,” for example, if the information has been made available to the public through publications of general circulation (e.g., The Wall Street Journal) or in a public disclosure document filed with the SEC (e.g., a Form 8K).

In addition, a sufficient period of time must elapse for the information to permeate the public channels to be considered public. There is no set time period between the information’s release and the time it is considered to be fully disseminated into the marketplace. The speed of dissemination depends on how the information was communicated.

Breach of Duty

Insider trading liability is premised on a breach of fiduciary duty, or similar relationship of trust or confidence. In addition to an insider, the prohibition against insider trading can apply to a person even if that person has no employment or connection to the issuer of the securities that are traded.

Insider and Temporary Insider

The term “insider” is construed by the courts to refer to an individual or entity that, by virtue of a fiduciary relationship with an issuer of securities, has knowledge of, or access to, MNPI such as an officer, director and employee of the company, as well as any controlling shareholder. In addition, a person can be a “temporary insider” if he/she enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to information solely for the company’s purposes including, among others, the company’s attorneys, accountants, consultants, financial advisors, and lending officers, and the employees of these organizations.

Tipper/Tippee Liability

An Access Person who does not trade securities but learns of MNPI from either a corporate insider (or someone who has breached a duty of trust or confidence to the source of the information), and then shares the information with someone else who trades in securities, can be liable as a “Tipper” for the trading done by the person to whom the Access Person passed the information (the “Tippee”). Thus, the Tipper is subject to liability for insider trading if the Tippee trades, even if the Tipper does not. It therefore is important never to pass on MNPI to anyone else who may trade while aware of that information or who may pass it on to others that may trade. The Tippee may be subject to liability for insider trading if the Tippee knows or should have known that the Tipper breached a duty of trust or confidence.

Insider Trading Policy

The Firm’s Insider Trading Policy applies to every Access Person and extends to activities outside the scope of his or her duties at the Firm. The Firm forbids any Access Person from engaging in any activities that would be considered illegal insider trading. Any questions regarding this Insider Trading Policy should be referred to the CCO.

The following Insider Trading Policy restrictions are established for every Access Person that may have or was in possession of any MNPI. Such an Access Person may not:

•	Buy or sell any security (or related security) for his or her own or any related account or any account in which an Access Person may have any direct or indirect interest, any Firm-managed fund or other Client Account, or otherwise act upon any MNPI in the Access Person’s possession obtained from any source; or
•	Buy or sell any security or related security for any account or otherwise act upon any material proprietary information that an Access Person may have or obtain from any source; or
•	Recommend the purchase or sale of any security to any person based upon MNPI.

Procedures Designed to Detect and Prevent Insider Trading

Before trading for himself/herself or others, including any Client Account, each Access Person should ask himself/herself the following questions regarding information in his/her possession:

•	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?
•	Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?

If, after consideration of the above, an Access Person believes that the information is material and non- public, or if an Access Person has questions as to whether the information is material and non-public, he or she should take the following steps:

•	Report the information and proposed trade immediately to the CCO;
•	Do not purchase or sell the securities either on his/her own behalf or on behalf of others, including Client Accounts; and
•	Do not communicate the information inside or outside the Firm, other than to the CCO.

After the CCO has reviewed the issue, the Access Person will be instructed either to continue the prohibitions against trading and communication because the CCO has determined that the information is MNPI, or the Access Person will be allowed to trade the security and communicate the information. Additionally, Access Persons are required to disclose the existence and location of all personal trading accounts and to arrange for copies of all brokerage statements to be sent from the outside financial institution directly to the Firm’s CCO. Such statements will be reviewed by the CCO.

Use of “Expert Networks”

“Expert networks” are research consultants who connect buy-side investors, consultants and business decision-makers with industry experts who provide insights into various industries for a fee. Consultations between expert network clients and experts may be in the form of face-to-face meetings, phone calls, teleconferences, video conferences, e-mail, or text exchanges. Although the use of expert networks is not illegal, in some cases expert consultants may hold or have held positions with, or have contacts with, some of the issuers about which they provide information and may, as a consequence, intentionally or inadvertently provide MNPI to asset managers.

Preserver does not currently use “expert networks”. If the Firm does permit the use of “expert networks” or other research providers in the future, the Firm would establish compliance controls and surveillance mechanisms intended to ensure that no Access Person trades any securities, whether for the Access Person’s own account or for any Client Account, while in possession of MNPI. Such controls would: (i) indicate that the Firm does not want to receive MNPI from an expert; (ii) document and supervise the use of expert consultants (including entering into a written agreement with the expert consultant(s)) and any resulting trading; (iii) monitor and review the use of expert consultants and trading; (iv) require that the expert consultant disclose all relevant confidentiality restrictions by which the expert consultant is bound; and (v) inform and train Firm employees on the risks and policies to prevent receiving and trading on MNPI.

Restricting Access to Material Non-Public Information

In the event that an Access Person has information in his or her possession that is identified as material and non-public, it may not be communicated to anyone, including any person within the Firm other than those persons who need to know such information in order to perform their job responsibilities at the Firm. In addition, care should be taken to keep the information secure. For example, memos, reports, correspondence or files containing the information should be restricted.

Compliance Responsibilities

The CCO will review the Firm’s Insider Trading Policy during the Firm’s Annual Compliance Training Meeting to ensure that all Access Persons are properly trained and aware of the required reporting procedures.

Upon learning of a potential violation of the Insider Trading Policy, the CCO will promptly prepare a confidential written report to be discussed with the President. The report will describe who violated policy, how it is believed to have been violated, and provide recommendations for further action.

4	PERSONAL TRADING

All Access Persons may engage in investment transactions and activities on their own behalf, provided that they are carried out in a manner that will not create a perceived or actual conflict of interest between the Firm and its Client Accounts and that such activities do not interfere with the performance of the General Partner’s obligations and duties to its Client Accounts. It is possible that on occasion, trades for the General Partner or its officers or its other clients could be opposite to those in which the Fund is participating, because the General Partner, its officers or its other clients may be trading more aggressively. Also, securities owned by the General Partner or its officers or other clients may occur at different time intervals than the investments by the Fund due to matters such as capital needs, availability of funds for investment and varying investment objectives. To this end, (i) Access Persons are generally prohibited from investing on behalf of themselves in individual private funds or other investments that would be appropriate for, held by, considered for, or may fall within the investment guidelines of the Fund, unless such investments were made prior to the date hereto; and (ii) all personal securities transactions (buys and sells) must be pre-cleared by the CCO. Cash equivalent investments are permissible such as, money market securities and funds, savings bonds, and Treasury bonds. The Firm may make exceptions at its discretion.

The Firm also monitors all employees’ Covered Accounts. Prior to opening an account or placing an initial order for the purchase or sale of securities with a financial institution, bank or adviser, employees must notify both the Firm and the executing firm, in writing, of his/her association with the Firm; provided, however, that if the account was established prior to employment with the Firm, the employee shall notify both firms in writing promptly after becoming employed.

Access Persons who wish to open a new Covered Account must notify the CCO by submitting a New Brokerage Account Form (Appendix A), prior to executing any trades in the account. The Firm requires that all Access Persons instruct, in writing, the financial institution, bank or adviser, where the account is held, to provide the Firm with duplicate statements, confirmations and other information concerning the account. This requirement includes: (i) any outside future account that will be beneficially owned by an Access Person or the Access Person’s Immediate Family Member; (ii) any future account as to which the Access Person has discretionary authority; and (iii) any future account for which an Access Person acts as trustee, executor or custodian.

Transactions and holdings reported on paper statements received by the Firm are still subject to the pre- clearance requirements under this Section and to the initial, quarterly and annual holdings reporting requirements of this Code.

Access Persons will be required to attest annually to their continued compliance with the foregoing requirements.

4.1	Definitions

Covered Account means:

•	(i) personal securities accounts of an Access Person; (ii) personal securities accounts of an Access Person’s Immediate Family Members; and (iii) personal securities accounts of anyone living either with or apart from an Access Person who receives material financial support from the Access Person (except a spouse with a valid separation/divorce decree); or
•	Any other personal securities accounts over which an Access Person controls or influences the investment decisions or has the right or authority to exercise any degree of control or discretionary authority; or
•	Any other personal securities account in which an Access Person has Beneficial Ownership.

Beneficial ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect interest other than the receipt of an advisory fee. An Access Person is deemed to be the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home or anyone the Access Person financially supports (except a spouse with a valid separation or divorce decree).

The term Covered Account includes any investment account in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan (an “Automatic Investment Plan”). “Covered Account” does not include any investment account in which the holder(s) are limited to selecting among a menu of selected mutual funds (e.g., many 401k accounts); however, Access Persons must disclose the existence of such accounts at least quarterly.

Prohibited Securities are securities that Access Persons are prohibited from buying or selling in any Covered Account, unless otherwise approved.

A Reportable Security is any security defined in Section 202(a)(18) of the Securities Act of 1933, including stocks, bonds, options, futures, currencies, warrants, commodities and other derivative products. A Reportable Security does not include: (i) direct obligations of the Government of the United States; (ii) money market instruments such as bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds other than Reportable Funds; (v) shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated open-end funds, and (vi) forms of currency, including cryptocurrencies.

A Reportable Fund is any fund (i) for which the Firm serves as the fund’s investment adviser or general partner; (ii) whose investment adviser or principal underwriter controls the Firm; or (iii) whose investment adviser is controlled by the Firm; or is under comment control with the fund.

A Non-Discretionary Managed Account is an account over which neither the Access Person nor any Immediate Family Member has any direct or indirect influence or control. This includes accounts for which an Access Person or Immediate Family Member has granted full investment discretion to an outside broker-dealer, bank, investment manager, or adviser.

4.2	Pre-clearance of Trades

Access Persons must obtain pre-clearance for all transactions (buys and sells) of all securities in Covered Accounts by submitting a Pre-clearance Approval Request Form (Appendix B) to the CCO prior to executing the transaction.

Access Persons must also obtain pre-clearance from the Firm’s CCO for themselves and their Immediate Family Members prior to acquiring or disposing of, directly or indirectly, a beneficial ownership interest in any investment fund advised by the Firm.

Requests for pre-clearance of any transaction involving a Prohibited Security will be automatically denied by the CCO. If an Access Person already holds a Prohibited Security in a Covered Account on the date hereof, the Access Person may request pre-clearance from the CCO to sell that Prohibited Security.

4.3	Pre-clearance of Initial Public Offerings and Limited Offerings

Access Persons must obtain pre-clearance from the CCO for themselves and their Immediate Family Members prior to acquiring beneficial ownership, directly or indirectly, in any security in an “IPO”, in a “Limited Offering” or a “Private Investment”. Pre-clearance must be requested on the Pre-clearance Approval Request Form and submitted prior to consummating the transaction. Additionally, prior to making the initial pre-cleared investment or any follow-on investment in any Limited Offering or Private Investment, the Access Person must arrange for the CCO to review and obtain any private placement memoranda, subscription agreements or other like documents pertaining to the investment. Where confirmations and statements or other like documents are not available from the issuer, the Access Person must promptly inform the CCO of any changes in the investment and provide the CCO with a written annual update.

4.4	Personal Securities Reporting

Initial Holdings Report

Access Persons must provide the CCO with an Initial Holdings Disclosure Report (Appendix C) within ten (10) calendar days of his/her employment. The Initial Holdings Report must include all Reportable Securities and all Reportable Funds in all Covered Accounts and Non-Discretionary Managed Accounts and must be current as of a date not more than forty-five (45) calendar days prior to the commencement of employment. The Initial Holdings Report must contain the following information, at a minimum, for each Reportable Security and Reportable Fund held in all Covered Accounts and Non-Discretionary Managed Accounts:

•	Title and type of security;
•	Ticker symbol or CUSIP number; if applicable
•	Number of shares and principal amount;
•	Name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
•	Date that the report is submitted by the Access Person.

Quarterly and Annual Holdings Disclosure

Each Access Person must attest to and affirm their holdings of all Reportable Securities and Reportable Funds held in both Covered Accounts and Non-Discretionary Managed Accounts on a quarterly and annual basis within thirty (30) calendar days after the end of the first three quarters of each calendar year and the end of each calendar year.

The information provided in all Holdings Disclosures must be current as of a date not more than forty- five (45) calendar days prior to the date the Holdings Disclosure is submitted.

Quarterly Transaction Reports

In addition to providing duplicate brokerage statements to the Firm, each Access Person must attest and affirm the Covered Accounts and Reportable Securities on a quarterly basis by submitting a Quarterly Transaction Report (Appendix D) for all Reportable Securities and Reportable Funds held in Covered Accounts no later than thirty (30) calendar days after the end of each calendar quarter. Confirmations and statements may be attached to the Form in lieu of manually listing each holding.

Access Persons with no personal securities transactions in Reportable Securities or Reportable Funds during the quarter are required to submit a Quarterly Transaction Affirmation confirming the absence of any transactions. Each Quarterly Transaction Report must disclose the following information, at a minimum, for all Reportable Securities and Reportable Funds held in all Covered Accounts and Non- Discretionary Managed Accounts:

•	Date of the transaction;
•	Title of the security;
•	Ticker or CUSIP number, if applicable;
•	Interest rate and maturity date, if applicable;
•	Number of shares and principal amount;

•	Nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•	Price at which the transaction was effected;
•	Name of the broker, dealer or bank with or through which the transaction was effected; and
•	Date that the report is submitted by the Access Person.

An Access Person is not required to submit an Initial Holdings Report, an Annual Holdings Report or a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan, provided that the Automatic Investment Plan does not transact in any Prohibited Securities or any Preserver Fund.

4.5	Review and Retention of Personal Securities Reports

The CCO shall review, on a quarterly basis, all Access Person affirmations, attestations, disclosures, and pre-clearance forms to determine whether any violations of the Firm’s policies or of the applicable securities laws occurred. If there are any discrepancies between holdings reports, transaction reports or pre-clearance forms, the CCO shall immediately contact the responsible Access Person to resolve the discrepancy. If the Firm determines that an Access Person has violated this Code, the Access Person may be subject to disciplinary action or restrictions on further trading.

The CCO shall review and retain all duplicate brokerage account statements received. The CCO shall include the results of such reviews in the Annual Report to the Compliance Committee.

The CCO and any other designated compliance personnel receiving reports of an Access Person’s holdings and transactions under this Code will keep such reports confidential, except to the extent that the Firm is required to disclose the contents of such reports to regulators.

4.6	Restricted List

The Firm maintains a list (referred to herein as the “Restricted List”) of all individual securities that are deemed or considered to be a restricted security by the President or the CCO. Any transaction made by the Firm in any of its advised funds, as set forth on Schedule II hereto, or separately managed Client Accounts, or by an Access Person for their personal account, in a security on the Restricted List is prohibited and is considered improper and/or illegal. The determination of securities to be added to the Restricted List is based upon, including but not limited to, the following circumstances:

•	The Firm is in possession of material, nonpublic information (“MNPI”) about an issuer; or
•	An Access Person is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Firm or such Access Person to receive MNPI; or
•	The Firm has executed a non-disclosure agreement or other agreement with a specific issuer that restricts trading in that issuer’s securities; or
•	An Access Person trading in the security may present the appearance of a conflict of interest or an actual conflict of interest; or
•	An investor relationship that involves a senior officer or director of an issuer (a “Value-Added

Investor”) may present the appearance of a conflict of interest or an actual conflict of interest; or

•	The President and/or the CCO have otherwise determined that it is necessary to do so.

Access Persons are prohibited from purchasing or selling any securities that appear on the Restricted List for their personal account. If an Access Person already holds a security that is later put on the Restricted List, the Access Person must continue to hold and may not execute any buy or sell orders for that security until the security is no longer on the Restricted List. An Access Person may sell an existing position in a security on the Restricted List only with the prior approval of the Firm’s CCO. In granting such approval, the Firm’s CCO will confirm that the (i) the CUSIP has not been held in any client account during the immediately preceding 30 calendar days; and (ii) the CUSIP is not acquired by any client account during the immediately succeeding seven (7) business days.

The Restricted List is readily available to all Access Persons on the network and a current copy can be obtained from the CCO. Access Persons should be aware of the contents of the Restricted List prior to attempting to purchase or sell a security. Any Access Person who consults the Restricted List is, however, prohibited from disclosing the securities listed in the Restricted List to non-employees of the Firm.

A security will remain on the Restricted List until such time as it is no longer considered a restricted security.

4.7	Front Running

Front running is the practice of executing orders in a security for the Access Person’s own account while taking advantage of advance knowledge of pending orders in a Client Account. Front running is illegal and strictly prohibited by the Firm.

Since the Firm does not permit Access Persons to trade in any security that is or could be held in a Client Account, it would not be possible for an Access Person to engage in front running as long as the Access Person pre-clears all of his/her transactions. If the CCO has any reason to believe that an Access Person is not pre-clearing all of his/her transactions and/or has not disclosed all of his/her Covered Accounts, or is otherwise engaging in front running, the CCO shall immediately bring the matter to the attention of the President. Any Access Person who engages in any of the activities described in this Section 9.6 may be subject to immediate dismissal from the Firm.

4.8	Disclosure to Clients

No Access Person shall recommend any securities transactions for a client without disclosing his/her interest, if any, in such securities or the issuer thereof, including without limitation:

•	Any direct or indirect beneficial ownership of any securities of such issuer;
•	Any contemplated transaction by such person in such securities;
•	Any position with such issuer or its affiliates; or

•	Any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

5       POLITICAL CONTRIBUTIONS (“Pay to Play Rule”)

Rule 206(4)-5 under the Advisers Act (the “Pay to Play Rule”) restricts the Firm and its Access Persons from making political contributions that may appear to be made for pay to play purposes, regardless of the Access Person/contributor’s intent. The SEC uses the phrase “pay to play” to refer to arrangements whereby investment advisers make political contributions or related payments to government officials in order to be awarded with, or afforded the opportunity to compete for, contracts to manage the assets of public pension plans and other government accounts.

The Pay to Play Rule generally creates (i) a “two-year time-out” from receiving compensation for providing advisory services to certain state and local government entities after political contributions have been made to certain government officials, (ii) a prohibition on soliciting or coordinating certain contributions and payments, and (iii) a prohibition from paying certain third parties from soliciting state and local government entities.

The SEC has established dollar limits that must be followed:

•	$350 per election if the Access Person, spouse, etc. can vote for the candidate; and
•	$150 per election if the Access Person, spouse, etc. cannot vote for the candidate.

5.1	“Pay to Play” Policy

It is the Firm’s policy that contributions to candidates for a public office or a political party by Access Persons are made in compliance with the Pay to Play Rule. The Firm strictly prohibits any Access Person from making any contribution to a political action committee (a “PAC”). Any contribution to candidates running for U.S. state or local political office, candidates running for U.S. federal office who currently hold a U.S. state or local political office (collectively, a “Political Contribution”) by the Firm or its Access Persons must be made in compliance with applicable law.

Access Persons are prohibited from making Political Contributions or otherwise endorsing or supporting political parties or candidates (including through intermediary organizations such as PACs or campaign funds) with the intent of directly or indirectly influencing any investment management relationship.

5.2	Pre-clearance of Political Contributions

The Firm requires all Access Person to obtain written approval from the CCO prior to making a Political Contribution by completing a Political Contribution Pre-clearance Form (Appendix E). The CCO shall maintain a record of all Political Contribution Pre-Clearance Forms. Under no circumstances may an Access Person engage indirectly in any of the foregoing activities, such as funneling payments through third parties including, for example, attorneys, family members, friends, or companies affiliated with the Firm as a means of circumventing the Pay to Play Rule.

The CCO shall maintain a Political Contributions Log of all Political Contribution Pre-Clearance Forms; the Political Contribution Log shall record whether the request was approved or denied.

5.3	New Access Person Certification

When an individual is employed by the Firm, the Firm must “look back” to that Access Person’s prior Political Contributions. If the Access Person is involved in soliciting clients or investors for the Firm, then the Firm is required to look back at the Access Person’s Political Contributions for two (2) years. If the Access Person is not involved in soliciting clients or investors for the Firm, then the Firm is only required to look back six months. The CCO will determine whether any such past Political Contribution will affect the Firm’s business.

Within ten (10) calendar days of commencement of employment, each new Access Person must complete a New Hire Political Contribution Disclosure Form (Appendix F) and submit to the CCO.

6	GIFTS AND ENTERTAINMENT

Giving, receiving or soliciting Gifts and Entertainment from clients, prospective clients or any entity that does business with, or seeks to do business, with the Firm may create serious conflicts of interest, appearance of impropriety or the appearance of potential conflicts of interest.

At no time should any Access Person and/or their Immediate Family Member(s) accept or give fees, gifts, entertainment, payments or other favors of service or value in connection with any business of the Firm that could influence the Access Person’s decision making or make him or her feel obligated to a person or another firm.

The giving and receiving of gifts and entertainment in excess of a value of $250 by an Access Person and/or an Access Person’s Immediate Family Member(s) must be pre-approved prior to giving and promptly after accepting any gifts and entertainment. All gifts and entertainment given to or received by an Access Person and/or an Access Person’s Immediate Family Member(s) are subject to the value limitations described in this section. Such pre-approval is obtained by submitting a Gifts and Entertainment Disclosure Form (Appendix G) to the CCO.

For purposes of this Code, “Immediate Family Member” of an Access Person means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law sharing the same household for more than six-months (over 180 days) as the Access Person. Gifts” are items (or services) of value that a third party provides to an Access Person or an Immediate Family Member of an Access Person (or an Access Person or an Immediate Family Member of an Access Person gives to the third party) where there is no business communication involved in the enjoyment of the gift.

A “Gift” would include, but is not limited to, cash, cash equivalents (such as checks, lottery tickets, gift cards redeemable for cash, etc.) meals, event tickets, travel expenses, lodging, golf tournaments, wine, clothing, charitable donations on another’s behalf, discounts on products and services that are not available to the general public, or any other thing of value that would not be includable as business entertainment, given to or received from a client, prospective client or any entity that does business with, or seeks to do business with the Firm.

“Entertainment” contemplates that the giver participates with the recipient in the enjoyment of the item. Entertainment given to or received from any client, prospective client or any entity that does business with or seeks to do business with the Firm is only appropriate when used to foster and promote business relationships for the Firm.

Solicitation of Gifts and/or Entertainment is unprofessional and strictly prohibited. In addition, Gifts and Entertainment involving public officials and government entities is not encouraged, however, in the event that it occurs, must always be pre-approved by the CCO.

Value of Gifts and Entertainment

No Gifts and/ Entertainment shall be given or received by an Access Person and/or the Access Person’s Immediate Family Member(s), with a value of $250 or more to or from anyone with whom the Firm has or is likely to have business dealings with. The value of all Gifts and Entertainment is required during the pre-approval process. If an Access Person is unable to judge the value, he/she should contact the Firm’s CCO for guidance.

Access Persons and their Immediate Family Members are prohibited from giving or accepting an invitation that involves Entertainment that is unethical in nature, excessive or not usual or customary. If an Access Person is unable to judge whether proposed Entertainment is unethical, excessive or not usual or customary, he/she should contact the Firm’s CCO for guidance.

In addition, each Access Person must attest to and affirm the giving or receipt of any Gifts and Entertainment during each calendar quarter by the Access Person and/or the Access Person’s Immediate Family Member(s) from anyone with whom the Firm has or is likely to have business dealings. Such quarterly attestation is given on the Quarterly Disclosures Form (Appendix H).

Approval and Affirmation of Gifts and Entertainment

The Firm’s CCO shall maintain a written Gift and Entertainment Log of all pre-approved requests for Gifts and Entertainment. The Gift and Entertainment Log shall record whether a request was approved or denied.

In addition, each Access Person shall, by completing the appropriate affirmations, on a quarterly basis, that he/she has reported and, where required, obtained approval of, all Gifts and Entertainment given or received by the Access Person or his or her Immediate Family Member during the prior quarter.

Acceptable Gifts and Entertainment

Examples of acceptable conduct include the following:

•	Acceptance of gifts, gratuities, amenities, or favors based on obvious family or personal relationships where the circumstances make it clear it is those relationships, rather than the Firm’s business, which are the motivating factor;
•	Acceptance of meals, refreshments, travel arrangements or accommodations, or Entertainment, all of reasonable value and in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions, provided that the expenses would be paid for by the Firm as a reasonable business expense if not paid for by the other party;
•	Acceptance of advertising or promotional material of reasonable value, such as pens, pencils, note pads, key chains, calendars, and similar items bearing a company logo;
•	Acceptance of discounts or rebates on merchandise or services that do not exceed those available to arm’s-length clients; and
•	Acceptance of gifts of reasonable value that are related to commonly recognized events or occasions, such as a graduation, wedding, retirement, or holiday.

7	OUTSIDE BUSINESS ACTIVITIES

Access Persons must obtain written approval from the Firm’s CCO before engaging in outside business activities. “Outside Business Activities” include being (whether or not on behalf of the Firm) an officer, director, limited or general partner, member of a limited liability company, employee, or consultant of any non-Firm entity or organization. Access Persons wishing to enter into or engage in such transactions and activities must obtain approval by completing the Outside Business Activity Form (Appendix I).

In addition, Access Persons must confirm all of their Outside Business Activities quarterly on the Quarterly Disclosures Form. Access Persons are prohibited from serving on the Board of any issuer in whose securities a Client Account or portfolio managed by the Firm invests.

8	“BAD ACTOR” DISQUALIFICATION RULE

On July 10, 2013, the SEC adopted new rules (the “Bad Actor Disqualification Rule”) disqualifying issuers from offering securities involving specified felons and "Bad Actors" from relying on the safe harbor exemption for limited private offerings under Rule 506 of Regulation D, Section 4(a)(2) of the Securities Act. This disqualification applies to all offerings under Rule 506, regardless of whether general solicitation is used.

If the issuer relying on Rule 506 is a pooled investment vehicle, then “covered persons” whose actions could give rise to disqualification would include: the issuer or any affiliated issuer; any director, executive officer, general partner or managing member of the issuer; the investment adviser to the issuer and any director, executive officer, general partner or managing member of such investment adviser; and any placement agent or other compensated solicitor. Additionally, any beneficial owner with voting interest equaling twenty percent (20%) or more is deemed a “covered person”.

Generally, “Disqualifying Events” are actions taken by U.S. courts and/or certain regulators. The following are the eight categories of Disqualifying Events:

•	Criminal convictions (within five (5) years of sale for criminal convictions of issuers and ten (10) year period for other “covered persons”);
•	Court injunctions and restraining orders (within five (5) years of sale);
•	Final orders of certain state regulators (securities, banking, insurance, etc.) and federal regulators (e.g., the CFTC);
•	SEC disciplinary orders (those relating to investment advisers, brokers, investment companies, etc.)
•	Certain SEC cease and desist orders (within five (5) years of sale);
•	Suspension or expulsion from membership from a Self-Regulatory Organization (i.e., a registered national securities exchange or a registered national or affiliated securities association);
•	Stop orders and orders suspending exemptions under Regulation A of the Securities Act (within five years of sale); and/or
•	US Postal Service false representation orders (within five years of sale).

An issuer cannot rely on the Rule 506 exemption from registration if the issuer or a “covered person” is disqualified by one of the events listed above. Although disqualification applies only for events that occur after September 23, 2013, the effective date of the rule, Disqualifying Events that occurred before are required to be disclosed to potential investors at a reasonable time prior to the sale of the security. If the issuer did not know and, with reasonable care, could not have known that a disqualification existed under Rule 506(d), then the issuer may still rely on the safe harbor exemption from registration.

In order to demonstrate the Firm’s reasonable care, all new third party “covered persons” are required to complete the “Bad Actor” Questionnaire (Appendix J) and submit to the Firm’s CCO. All Access Persons will be required to complete “Bad Actor” affirmations, as described below.

8.1	Operating Procedures and Compliance Review

The Firm relies on Rule 506 for the private placement of the Private Funds advised by it. The Firm is therefore adopting these policies and procedures to ensure compliance with the “Bad Actor” Disqualification Rule:

•	The Firm obtains an Initial “Bad Actor” Questionnaire from all finders, third-party marketers, placement agents, and solicitors (collectively, “Third-Party Marketers”), any private fund investor holding beneficial interest equaling twenty percent (20%) or more of the fund (“Beneficial Owners”), and other internal and external “covered persons”.
•	The Firm will require updated “Bad Actor” Questionnaires from all Third-Party Marketers, Beneficial Owners and other “covered persons” periodically as appropriate and at least annually.

•	The Firm will include “Bad Actor” representations, warranties and covenants in its agreements with Third-Party Marketers, private fund subscription documents and other “covered persons”.
•	The Firm will require that all new employees complete an Initial "Bad Actor" Questionnaire within ten (10) calendar days after beginning employment.

Employees should contact the CCO if they have any questions regarding the Disqualifying Events or whether they are deemed a “covered person”. The CCO is responsible for obtaining signed “Bad Actor” affirmations for all “covered persons”.

9	DISCLOSURE OF PORTFOLIO HOLDINGS

As an investment adviser to a Registered Fund and other advisory clients, the Firm is required to conform to the requirements of Rule 17j-1 under the Investment Company Act (Personal Investment Activities of Investment Company Personnel). Rule 17j-1 is designed to prohibit fraudulent or deceitful conduct. The following policy is intended to ensure that the disclosure of information about the Registered Fund’s portfolio holdings is in the best interest of the Registered Fund’s investors.

9.1	Policy

Information about a Registered Fund’s portfolio holdings should not be distributed to any person unless:

•	The disclosure is required to respond to a regulatory request, court order or other legal proceedings;
•	The disclosure is to a mutual fund rating or, statistical agency or person performing similar functions who has signed a confidentiality agreement with the Registered Fund;
•	The disclosure is made to internal parties involved in the investment process, administration or custody of the Registered Fund, including but not limited to, a Registered Fund’s CCO and Board of Trustees;
•	The disclosure is (a) in connection with a quarterly, semi-annual or annual report that is available to the public; or (b) relates to information that is otherwise available to the public (e.g., portfolio information that is available on the Registered Fund’s website); or
•	The disclosure is made pursuant to prior written approval of the CCO.

Any suspected breach of this obligation should be reported immediately to the CCO.

10	CONFIDENTIALITY OF CLIENT INFORMATION

In the course of the Firm’s advisory services, it gains access to non-public information about its clients. Such information may include a person's personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by the Firm to clients, and data or analyses derived from such non-public personal information (collectively referred to as 'Confidential Client Information'). All Confidential Client Information, whether relating to the Firm’s current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information

All information regarding the Firm's clients is confidential. Information may only be disclosed when the disclosure is consistent with the firm's policy and the client's direction. The Firm does not share Confidential Client Information with any third parties, except in the following circumstances:

•	As necessary to provide service that the client requested or authorized, or to maintain and service the client's account. Preserver will require that any financial intermediary, agent or other service provider utilized by Preserver (such as fund administrators, broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by Preserver only for the performance of the specific service requested by Preserver;
•	As required by regulatory authorities or law enforcement officials who have jurisdiction over Preserver, or as otherwise required by any applicable law. In the event Preserver is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, Preserver shall disclose only such information, and only in such detail, as is legally required; and
•	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All supervised persons are prohibited, during and after the termination of their employment with the Firm, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons, who need to have access to such information to deliver the Firm's services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with the Firm, must return all such documents to the Firm.

Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security of Confidential Personal Information

The Firm enforces the following policies and procedures to protect the security of Confidential Client Information:

•	Access to Confidential Client Information is restricted and limited to only those supervised persons who need to know such information to provide the Firm's services to clients;

•	Any supervised person who is authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment or file;
•	All electronic files containing Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons; and
•	Any conversations involving Confidential Client Information, if appropriate at all, must be conducted in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

11	SERVICE AS AN OFFICER OR DIRECTOR

No supervised person shall serve as an officer or on the board of directors of any publicly traded company without the prior authorization by the CCO. Such authorization will be based upon a determination that any such board service or officer position would be consistent with the interest of the Firm's clients. Where board service or an officer position is approved, the Firm shall implement a “Chinese Wall” or other appropriate procedure, to isolate such person from making decisions relating to such company’s securities.

12	RECORDS

The CCO shall maintain and cause to be maintained in a readily accessible place the following records:

•	A copy of each Code of Ethics adopted by the Firm which is or has been in effect at any time during the past five years;
•	A record of any violation of the Code and any action taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;
•	A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of the Firm;
•	Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports for all supervised persons;
•	A list of all persons who are currently, or within the past five years were, Access Persons;
•	A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in limited offerings for at least five years after the end of the fiscal year in which the approval was granted;
•	Records of any decisions that grant Access Persons a waiver from or exception to the code;
•	A record of persons responsible for reviewing Access Persons’ reports currently or during the last five years; and
•	A copy of reports provided to the fund’s Board of Directors regarding the code.

13	ADMINISTRATION OF THE CODE

Training and Education

The Firm’s CCO is responsible for training and educating supervised persons regarding the Code. Such training will occur on an annual basis and all supervised persons are required to attend training sessions. A sign-in sheet of all attendees is maintained.

Annual Review

The Firm’s CCO shall review the adequacy of the Code and the effectiveness of its implementation at least annually.

Board Approval and Report to the Board

The Code must be approved by the Board of Directors of any investment company that the Firm advises or sub-advises. Any material amendments to the Code must also be approved by the Board.

The Firm must provide an annual written report to the Board of Directors of any Fund it advises or sub-advises that describes any issues arising under the Code since the last report, including information about material violations of the Code and/or sanctions imposed in response to such violations. The report must include discussion of whether any waivers that might be considered important by the Board were granted during the period. The report must also certify that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

Report to Firm’s President

The CCO reports to the Firm’s President regarding his/her annual review of the Code, bringing special attention to any material violations.

SCHEDULE I

PRESERVER PARTNERS

ACCESS PERSONS

Name	Title	Capacity/Status	Effective Date
Floyd N. Tyler, Jr.	President & Chief Investment Officer	Managing Member; FT Employee	July 2009
Dana L. Pointer	Chief Operating Officer & Chief Compliance Officer	Member; FT Employee	February 2010
Lara Payne	Senior Operations and Compliance Associate	FT Employee	July 2012
John Michael Clowers	Senior Investment Associate	FT Employee	February 2018
Gina Capizzani- Miles	Managing Director – Investments	FT Employee	July 2021
Terini Dewberry	Marketing Assistant	FT Employee	August 2021

SCHEDULE II

PRESERVER PARTNERS

ADVISED FUNDS

Fund Name	Strategy	Inception Date	Registered Fund
Preserver, L.P.	Multi-Asset	January 1, 2010	No
Preserver Alternative Opportunities Fund	Liquid Alternative	March 1, 2016	Yes
Preserver CLO Fund, L.P.	CLO	June 1, 2019	No
Preserver Alternative Income Fund, L.P.	Multi-Asset	July 1, 2019	No

LAST UPDATED: December 1, 2019

APPENDIX A

PRESERVER PARTNERS

NEW BROKERAGE ACCOUNT FORM

Access Person _______________________________________________________

This notice is submitted as a request to open a new brokerage account with the institution listed below:

Account Name: _______________________________________________________

Financial Institution: ____________________________________________________

Address: ____________________________________________________________

___________________________________________________________________

Contact Info: ________________________________________________________

Type(s) securities expected to trade: _______________________________________

____________________________________________________________________

If approved, I hereby certify that I will instruct, in writing, the above institution to provide duplicate confirmations, statements and all account related correspondence to Preserver Partners.

I further certify that I have not executed any transactions in an account with the above institution prior to receiving approval to open such account.

Name: _______________________________________

Signed: ______________________________________

Date: _________________________, 20 _____

Approved ☐ Disapproved ☐

CCO Signature: _______________________________________

Date: ________________

APPENDIX B

PRESERVER PARTNERS

TRADE PRE-CLEARANCE REQUEST

Access Person ___________________________________________

This request is submitted for pre-clearance to execute the transaction(s) listed below:

Account Name: __________________________________________

Executing Institution: ______________________________________

Trade Date: ____________________________________________

Security Name: _________________________________________

Ticker/CUSIP: __________________________________________

Price and # Shares: _______________________________________

Please check the appropriate box, if applicable: (if applicable, attach subscription documents or like documents)

Limited Offering ☐ IPO ☐ Private Investment ☐

Approved ☐ Disapproved ☐

CCO Signature: ___________________________________

Date: _______________________

APPENDIX C

PRESERVER PARTNERS

PERSONAL SECURITIES HOLDINGS DISCLOSURE

Initial ☐ Quarterly ☐ Annual ☐

Access Person ___________________________

The following sets forth all of my securities holdings in Covered Accounts and Non-Discretionary Managed Accounts (as defined in the Firm’s Personal Trading Policy); including all Reportable Securities and Reportable Funds held as of ___________________, 20 _______.

Name on Account	Relationship to Access Person	Security Title	Type of Security	Ticker/ CUSIP	Number of Shares	Principal Amount	Broker/Dealer or Bank Held

I have no personal securities holdings to report.

I have no Covered Accounts or Non-Discretionary Managed Accounts.

The undersigned certifies that he/she has not engaged in any transactions involving Prohibited Securities or other securities that would violate the Firm’s Personal Trading Policy.

Name: _________________________________

Signed: _________________________________

Date: ________________________________, 20_____

APPENDIX D

PRESERVER PARTNERS

QUARTERLY TRANSACTION REPORT

Access Person _________________________________

The attached brokerage account statement(s) sets forth all of the Reportable Securities transactions and private investments (including, without limitation, all transactions involving Reportable Funds) made in my Covered Account(s) (as defined in the Firm’s Personal Trading Policy) for the quarter beginning on ___________________, 20____and ending on _____________, 20__________.

REPORTABLE SECURITIES

Trade Date	Name on Account	Relationship to Access Person	Security Title & Type	Ticker/ CUSIP	Buy/ Sell	# Shares and Price	Principal Amount	Executing Broker/Dealer or Bank

PRIVATE INVESTMENTS

Investment Date	Name of Issuer	Publicly Traded, Privately Place or Non-Profit	Buy/ Sell	Total Purchase Price

REPORTABLE FUNDS

Investment Date	Name on Account	Name of Fund and Class of Interest	Buy/Sell

___________I have no securities transactions to report for this calendar quarter.

The undersigned employee certifies that he or she has not engaged in any transactions involving Prohibited Securities or other securities that would violate the Firm’s Personal Trading Policy.

Name: ________________________________

Signed: _______________________________

Date: _________________________, 20______

APPENDIX E

PRESERVER PARTNERS

POLITICAL CONTRIBUTION PRE-CLEARANCE REQUEST

Access Person _____________________________

I hereby request approval to make the following political contributions. Further, I certify that this contribution is not being made with the intent to persuade such candidate to make any influence on the Firm’s behalf, directly or indirectly, for the Firm to be awarded with, or afforded the opportunity to compete for investment management services or contracts to manage the assets of public pension plans and other government accounts.

Candidate Name: ______________________________________________

Office Sought: _________________________________________________

Date of Contribution: __________________________________________

Amount: ____________________________________________________

Election: Local ☐ State ☐ Federal ☐

_________ I can vote for this candidate.

_________ I cannot vote for this candidate.

The undersigned certifies that he/she has not made or coordinated the solicitation of any political contributions that have not been pre-cleared or any that would violate the Firm’s Political Contribution Policy.

Name: _________________________________

Signed: ________________________________

Date: _____________________, 20 _______

Approved ☐ Disapproved ☐

CCO Signature: _____________________________ Date: _______________________

APPENDIX F

PRESERVER PARTNERS

NEW HIRE POLITICAL CONTRIBUTION DISCLOSURE

Access Person ___________________________________

I hereby certify that the list below is a complete list of all political contributions made by myself and/or any Immediate Family Member(s) within the past two (2) years.

Contributor’s Name	Candidate’s Name	Office Sought	Date of Contribution	Contribution Amount

Name: _____________________________________________

Signed: ____________________________________________

Date: _________________________________, 20___________

APPENDIX G

PRESERVER PARTNERS GIFTS/ENTERTAINMENT DISCLOSURE

Access Person __________________________________________________

This request is submitted for pre-clearance to give or accept the gifts/entertainment listed below: Is Access Person: Giving ☐ Receiving ☐

Entity/ Person giving to or receiving from:

_________________________________________________________________________________

Description of gift/entertainment: _______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

If entertainment (event), list person(s) attending: __________________________________________

____________________________________________________________________________

Value: __________________________________

If not employee, person giving or receiving the gift/entertainment relationship to Preserver employee:

___________________________________________________________________________

Name: _____________________________________

Signed: ___________________________________

Date: ______________________, 20______

Approved ☐ Disapproved ☐

CCO Signature: ______________________________

Date: ______________________________________

APPENDIX H

PRESERVER PARTNERS

QUARTERLY DISCLOSURES FORM

_____Quarter 20_________QUESTIONNAIRE

1.	Have you disclosed all outside Covered Accounts where you have beneficial ownership (yourself, spouse, and/or minor children) to the Chief Compliance Officer?

If no, attach account info on a separate sheet and attach most recent statement.

_____________	Yes_____________ No ____________ no outside personal accounts.

2.	Have you requested and received pre-clearance for all reportable security and funds transactions made as of the quarter ending December 31, 2015 in Covered Accounts outside of Preserver funds? Attach a copy of your most recent statement(s) for such accounts.

_____________	Yes_____________ No ____________ no outside personal accounts.

3.	Are you affiliated with any company in a capacity that could potentially pose or be viewed as a conflict of interest for Preserver funds? (e.g., Board member, majority shareholder, etc.) If yes, describe on a separate sheet.

_____________	Yes_____________ No

4.	Have you or any immediate family member made any political contribution in cash or of value (including volunteer work) to any federal, state or local candidate? If yes, please list on a separate sheet each contribution made, date, amount and candidate’s name and office sought.

_____________	Yes_____________ No

5.	Have you or any immediate family member given or committed to give or receive from any current or prospective Preserver client (person or Firm) any gift or entertainment with a value that exceeds $250, during the quarter ending December 31, 2015? If yes, please describe on separate sheet (include dollar amount/value).

_____________	Yes_____________ No

6.	Have you received or aware of any formal complaints from a current or prospective client? If yes, describe on separate sheet.

_____________	Yes_____________ No

7.	Have you had any:
•	Criminal conviction within the last 10 years

[ ]	Yes	[ ] No

•	Court injunction and/or restraining order within the last 5 years

[ ]	Yes	[ ] No

•	Final orders of certain state regulators (securities, banking, insurance, etc.) and federal regulators (e.g., the CFTC)

[ ]	Yes	[ ] No

•	SEC disciplinary orders (those relating to investment advisers, brokers, investment companies, etc.)

[ ]	Yes	[ ] No

•	Certain SEC cease and desist orders within the last 5 years

[ ]	Yes	[ ] No

•	Suspension or expulsion from membership from a Self-Regulatory Organization (i.e., a registered national securities exchange or a registered national or affiliated securities association)

[ ]	Yes	[ ] No

•	Stop orders and orders suspending exemptions under Regulation A of the Securities Act within the last 5 years

[ ]	Yes	[ ] No

•	US Postal Service false representation orders within last five years

[ ]	Yes	[ ] No

I hereby certify that I have disclosed all required information and attest to the accuracy and honesty of the foregoing.

___________________________________________

Signature Date

Print Name

APPENDIX I

PRESERVER PARTNERS

OUTSIDE BUSINESS ACTIVITY CLEARANCE FORM

Access Person __________________________________________________

This notice is submitted as a request to engage in an outside business activity in the capacity below:

Organization/Company Name: __________________________________________

_________________________________________________________________

Capacity desired: __________________________________________________

________________________________________________________________

Name: _____________________________________

Signed: ____________________________________

Date: ________________________, 20 _________

Approved ☐ Disapproved ☐

CCO Signature: __________________________

Date: __________________________________

APPENDIX J

PRESERVER PARTNERS

“BAD ACTOR” QUESTIONNAIRE

The purpose of this Questionnaire is to obtain information in connection with the offering(s) of securities by Preserver Partners, LLC (the “Company”) under Rule 506 under the Securities Act of 1933 (the “Securities Act”).

Please answer every question. If the answer to any question is “none” or “not applicable,” please so state. If your answer to any question is “yes,” please provide details in the explanation. If the space provided for answers is inadequate, please indicate this in the proper space on this Questionnaire and state your answer on an attached sheet indicating the corresponding question. It is important that your answers be complete and accurate. If you are in doubt regarding the scope of a question, it is better to be over- inclusive in your answer. Unless otherwise stated, answers should be given as of the date on which you complete this Questionnaire. Depending on when the Company provides this Questionnaire to you, please note that the Company may be required to obtain an updated version of this Questionnaire under certain circumstances.

If you require any clarification concerning the meaning or implication of any of the questions or are in doubt as to the significance of any information you have, please contact the CCO.

Please complete, sign and return this Questionnaire to the CCO.

1.	During the past ten years, have you been convicted of any felony or misdemeanor:
a.	in connection with the purchase or sale of any security,
b.	involving the making of any false filing with the U.S. Securities and Exchange Commission (the “SEC”), or
c.	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities?

[ ]	Yes	[ ] No

2.	Are you subject to any order, judgment or decree of any court that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:
a.	in connection with the purchase or sale of any security,
b.	involving the making of any false filing with the SEC, or
c.	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities?

[ ]	Yes	[ ] No

3.	Are you subject to any final order1 of any state securities commission (or state agency or officer that performs a similar function); any state authority that supervises or examines banks, savings associations or credit unions; any state insurance commission (or state agency or officer that performs a similar function); any federal banking agency; the U.S. Commodity Futures Trading Commission; or the U.S. National Credit Union Administration that:
a.	bars you from (A) association with an entity regulated by such commission, authority, agency or officer; (B) engaging in the business of securities, insurance or banking; or

(C) engaging in savings association or credit union activities, or

b.	constitutes a final order entered into within the past ten years based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct?

[ ]	Yes	[ ] No

4.	Are you subject to any SEC order issued pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that:
a.	suspends or revokes your registration as a broker, dealer, municipal securities dealer, or investment adviser,
b.	places limitations on your activities, functions, or operations; or
c.	bars you from being associated with any particular entity or class of entities or from participating in the offering of any penny stock?

[ ]	Yes	[ ] No

5.	Are you subject to any order of the SEC, entered within the past five years, that orders you to cease and desist from committing or causing a violation or future violation of:
a.	any scienter-based anti-fraud provision of the U.S. federal securities laws2, or
b.	Section 5 of the Securities Act?

[ ]	Yes	[ ] No

6.	Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or

1 A “final order” is defined under Rule 501(g) as a written directive or declaratory statement issued by a federal or state agency described in Rule 506(d)(1)(iii) under applicable statutory authority that provides for notice and an opportunity for a hearing, and that constitutes a final disposition or action by such federal or state agency. 2 These include, without limitation, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act.

affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

[ ]	Yes	[ ] No

7.	Have you been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that:
a.	during the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or
b.	is currently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

[ ]	Yes	[ ] No

8.	Are you subject to a U.S. Postal Service false representation order entered within the past five years?

[ ]	Yes	[ ] No

9.	Are you currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the U.S. Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

[ ]	Yes	[ ] No

10.	Please describe any facts or circumstances that caused you to answer “yes” to any question above (indicating the corresponding question number). Attach additional pages if necessary.

The information set forth in this questionnaire is true and correct to the best of my knowledge. I will notify the Company immediately if any of this information becomes inaccurate, incomplete or otherwise changes as the result of any developments, including the passage of time and any new relationships that may develop.

Date: ___________________

______________________________________________________

(Signature)

_______________________________________________

(printed or typed name)

APPENDIX L

PRESERVER PARTNERS

CODE OF ETHICS POLICY ATTESTATION

I hereby certify that I have received a copy of Preserver Partner’s most recent Code of Ethics Policies and Procedures.

I further certify that I have read and understand its contents and my obligations, duties and responsibilities and agree to abide by its terms.

I accept that this attestation is part of the terms of my employment and that I will also be bound by any further policies and procedures issued from time to time for the purpose of maintaining Preserver’s reputation and integrity.

I also understand that any violation of this Code of Ethics and related policies and procedures may subject me to discipline, including termination and/or civil or criminal penalties.

Name: _____________________________________

Signed: ____________________________________

Date: _____________________________________, 20 __________